Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
GAAP Diluted Net Income of $0.60 per Unit
Adjusted Diluted Net Income of $0.73 per Unit
Cash Distribution of $0.73 per Unit

New York, NY, April 26, 2018 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2018.
“Following a robust 2017, mounting concerns over inflation, rising interest rates and geopolitical events made for turbulent markets in the first quarter of 2018,” said Seth P. Bernstein, President and CEO of AllianceBernstein. “While this volatility affected AB’s flows, most of our investment strategies performed exceptionally well. More than 75% and 80% of our total assets were in outperforming services for the three- and five-year periods through quarter-end.”

(US $ Thousands except per Unit amounts)	1Q 2018	1Q 2017	1Q 2018 vs 1Q 2017 % Change	4Q 2017	1Q 2018 vs 4Q 2017 % Change

U.S. GAAP Financial Measures
Net revenues	$867,787	$764,917	13.4%	$919,141	(5.6%)
Operating income	$222,671	$166,312	33.9%	$283,035	(21.3%)
Operating margin	23.0%	19.6%	340 bps	29.9%	(690 bps)
AB Holding Diluted EPU	$0.60	$0.46	30.4%	$0.84	(28.6%)

Adjusted Financial Measures (1)
Net revenues (2)	$782,349	$625,926	25.0%	$772,565	1.3%
Operating income	$235,330	$150,584	56.3%	$271,816	(13.4%)
Operating margin (2)	30.1%	24.1%	600 bps	35.2%	(510 bps)
AB Holding Diluted EPU	$0.73	$0.46	58.7%	$0.84	(13.1%)
AB Holding cash distribution per Unit	$0.73	$0.46	58.7%	$0.84	(13.1%)

(US $ Billions)
Assets Under Management
Ending AUM	$549.5	$497.9	10.4%	$554.5	(0.9%)
Average AUM	$557.1	$491.2	13.4%	$545.3	2.2%

(1) The adjusted financial measures are all non-GAAP financial measures. See page 11 for reconciliations of GAAP Financial Results to Adjusted Financial Results and pages 12-13 for notes describing the adjustments.
(2) Prior period adjusted net revenues and operating margin have been revised due to a GAAP reclassification of certain promotion and servicing expenses that impacted adjusted revenues previously presented.

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Bernstein continued: “During the quarter, we not only demonstrated to clients that we can consistently deliver idiosyncratic, stock-specific alpha streams that cannot be replicated by factor or Beta sources - we also made further progress in commercializing and scaling our diverse suite of global offerings. Retail gross sales were our highest since the fourth quarter of 2012, with strength across a breadth of services. Four of our Luxembourg-based funds ranked in the top 10 in their category by net flows: Mortgage Income at #1, Emerging Market Multi Asset (EMMA) at #2, Large Cap Growth at #3 and Low Volatility Equities at #6. In Institutional, most of our $2.2 billion in first-quarter pipeline additions were in fast-growing and higher-fee equities and alternatives, including Emerging Market Strategic Core, Eurozone and Managed Volatility equities and Commercial Real Estate Debt and Arya Partners, our multi-PM long/short hedge fund. Private Wealth Management net inflows of $1.7 billion were positive for a fifth straight quarter and reflected strong client take-up of our new Option Advantage overlay strategy. And on the sell side, growth of 23% in global trading volume and 50% in Asia revenues mitigated continued weakness in the US. Finally, on our financials, we increased our overall fee rate by 1% sequentially and 2% year-on-year. And with double-digit adjusted net revenue growth that exceeded our increase in expenses, we grew adjusted operating income by 56% and further expanded our margin year-on-year."
Bernstein concluded: “These are impressive results in volatile times. I’m proud of our many talented people at AB for staying the course so admirably, and appreciate their relentless commitment to our firm’s long-term strategy to grow and thrive.”
The firm’s cash distribution per unit of $0.73 is payable on May 17, 2018, to holders of record of AB Holding Units at the close of business on May 7, 2018.
Market Performance
US and global equity markets were lower in the first quarter, while US and global fixed income markets were mixed. The S&P 500’s total return was (0.8)% in the first quarter and the MSCI EAFE Index’s total return was (1.4)%. The Bloomberg Barclays US Aggregate Index returned (1.5)% during the first quarter and the Bloomberg Barclays Global Aggregate ex US Index’s total return was 3.6%.

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Assets Under Management ($ Billions)
Total assets under management as of March 31, 2018 were $549.5 billion, down $5.0 billion, or 0.9%, from December 31, 2017, and up $51.6 billion, or 10.4%, from March 31, 2017.

	Institutional	Retail	Private Wealth	Total
Assets Under Management 3/31/18	$265.0	$191.0	$93.5	$549.5
Net Flows for Three Months Ended 3/31/18:
Active	$(2.2)	$(0.5)	$1.6	$(1.1)
Passive	(0.6)	(0.8)	0.1	(1.3)
Total	$(2.8)	$(1.3)	$1.7	$(2.4)

Total net outflows were $2.4 billion in the first quarter, versus net inflows of $4.2 billion in the previous quarter, and net outflows of $0.2 billion in the prior year period.
Institutional channel first quarter net outflows of $2.8 billion compared to net inflows of $3.0 billion in the fourth quarter. Institutional gross sales of $14.8 billion increased sequentially from $3.5 billion, primarily due to $10.1 billion of Customized Retirement Strategies fundings in the quarter. The pipeline of awarded but unfunded Institutional mandates decreased sequentially to $5.7 billion at March 31, 2018 from $16.5 billion.
Retail channel first quarter net outflows of $1.3 billion compared to net inflows of $1.0 billion in the fourth quarter. Retail gross sales of $14.9 billion increased 16% sequentially from $12.9 billion.
Private Wealth channel first quarter net inflows of $1.7 billion compared to $0.2 billion in the fourth quarter. Private Wealth gross sales of $4.4 billion increased 52% sequentially from $2.9 billion.
First Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because we believe they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. Please note, however, that these non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.
AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines with concurrence of the Board of Directors that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation.

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US GAAP Earnings
Revenues
First quarter net revenues of $868 million increased 13% from the first quarter of 2017. Higher investment advisory base fees, distribution revenues and Bernstein Research revenues drove the increase.
Sequentially, net revenues decreased 6% due to lower performance-based fees, Bernstein Research revenues and distribution revenues, partially offset by higher investment advisory base fees and investment gains.
Bernstein Research revenues increased 1% year-over-year due to increased revenues in Asia and Europe, partially offset by lower revenues in the US. Sequentially, the 4% decrease was due to lower revenues in the US, partially offset by higher revenues in Asia and Europe. European revenues benefited from a weaker US dollar in both periods.
Expenses
First quarter operating expenses of $645 million increased 8% from the first quarter of 2017. Higher employee compensation and benefits, promotion and servicing and general and administrative (“G&A”) expenses were the drivers, partially offset by a $0.3 million non-cash real estate credit in the first quarter. Employee compensation and benefits expense increased due to higher incentive compensation, base compensation, commissions and fringes. Promotion and servicing expense increased due to higher distribution related payments and trade execution costs, partially offset by lower amortization of deferred sales commissions and travel and entertainment expense. Within G&A, higher expenses related to our consolidated company-sponsored investment funds, higher technology expense and foreign exchange were partly offset by lower occupancy expense.
Sequentially, operating expenses increased 1% due to higher employee compensation and benefits, partly offset by lower promotion and servicing expense. The $0.3 million non-cash real estate credit recorded in the first quarter compares to a $2.7 million non-cash real estate credit in the prior period. Employee compensation and benefits expense increased due to higher base compensation, incentive compensation, commissions and fringes, partly offset by lower other employment costs. Within promotion and servicing, lower travel and entertainment and marketing expenses were partly offset by higher trade execution costs.
Operating Income and Net Income Per Unit
First quarter operating income of $223 million increased 34% from $166 million in the first quarter of 2017 and the operating margin of 23.0% increased 340 basis points from 19.6% in the first quarter of 2017. Sequentially, operating income decreased 21% from $283 million and the operating margin of 23.0% declined 690 basis points from 29.9%.
First quarter diluted net income per Unit of $0.60 compared to $0.46 in the first quarter of 2017 and $0.84 in the fourth quarter of 2017.

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Non-GAAP Earnings
This section discusses our first quarter 2018 non-GAAP financial results, compared to the first quarter of 2017 and the fourth quarter of 2017. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information.
On January 1, 2018, we recorded a cumulative effect adjustment, net of tax, of a $35 million increase to partners’ capital in the condensed consolidated statement of financial condition as part of the implementation of a new revenue recognition accounting standard. This amount represents carried-interest distributions (classified as performance-based fees) of $78 million previously received related to the Real Estate Equity Investment Fund, net of revenue sharing payments to investment team-members of $43 million, with respect to which it is probable that significant reversal will not occur. These amounts are included in adjusted net revenues and adjusted operating income in the first quarter of 2018 discussed below.
Revenues
First quarter adjusted net revenues of $782 million were up 25% from the first quarter of 2017. Higher performance-based fees, investment advisory base fees and Bernstein Research revenues drove the increase, partly offset by lower investment gains and higher net distribution expense. The increase in performance-based fees reflects the $78 million related to the Real Estate Investment Fund discussed above.
Sequentially, adjusted revenues increased 1% due to higher investment advisory base fees, performance-based fees and investment gains, partly offset by lower Bernstein Research revenues.
Expenses
First quarter adjusted operating expenses of $547 were up 15% from the first quarter of 2017, driven by higher employee compensation and benefits and promotion and servicing expenses. Employee compensation and benefits increased due to higher incentive compensation, base compensation, commissions and fringes. Promotion and servicing increased due to higher trade execution costs, partially offset by lower travel and entertainment expense. G&A expenses were flat compared to the first quarter of 2017.
Sequentially, adjusted operating expenses increased 9% due to higher employee compensation and benefits expense, partly offset by lower G&A and promotion and servicing expenses. Employee compensation and benefits increased due to higher incentive compensation, base compensation, commissions and fringes, partly offset by lower other employment costs. Lower G&A was driven by lower error-related charges, professional fees and occupancy expense. Promotion and servicing expense declined due to lower travel and entertainment and marketing expenses.
Operating Income, Margin and Net Income Per Unit
First quarter adjusted operating income of $235 million increased 56% from $151 million in the first quarter of 2017 and the adjusted operating margin of 30.1% increased 600 basis points from 24.1%.
Sequentially, adjusted operating income decreased 13% from $272 million and the adjusted operating margin decreased 510 basis points from 35.2%.
First quarter adjusted diluted net income per Unit of $0.73 was up from $0.46 in the first quarter of 2017 and down from $0.84 in the fourth quarter of 2017.

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Headcount
As of March 31, 2018, we had 3,446 employees, compared to 3,436 employees as of March 31, 2017 and 3,466 as of December 31, 2017.
Unit Repurchases
During the three months ended March 31, 2018 and 2017, we purchased 0.1 million and 1.3 million AB Holding Units for $2.3 million and $31.0 million, respectively (on a trade date basis). There were no open-market purchases during the first quarter of 2018. The first quarter of 2017 amount reflects open-market purchases of 1.2 million AB Holding Units for $27.8 million, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards. Purchases of AB Holding Units reflected on the condensed consolidated statements of cash flows are net of AB Holding Unit purchases by employees as part of a distribution reinvestment election.
First Quarter 2018 Earnings Conference Call Information
Management will review First Quarter 2018 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, April 26, 2018. The conference call will be hosted by Seth P. Bernstein, President and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1. To listen by webcast, please visit AB’s Investor Relations website at http://alliancebernstein.com/corporate/investor-relations at least 15 minutes prior to the call to download and install any necessary audio software.
2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 9491767.
The presentation management will review during the conference call will be available on AB’s Investor Relations website shortly after the release of First Quarter 2018 financial and operating results on April 26, 2018.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call on April 26, 2018 and will remain on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 9491767.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.
The forward-looking statements referred to in the preceding paragraph include statements regarding:
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
The possibility that AB will engage in open market purchases of AB Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of AB Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, 37% effective January 1, 2018.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2018, including both the general partnership and limited partnership interests in AB, AB Holding owned approximately 35.8% of AB and AXA, a worldwide leader in financial protection, owned an approximate 64.4% economic interest in AB.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	1Q 2018	1Q 2017	1Q 2018 vs. 1Q 2017 % Change	4Q 2017	1Q 2018 vs. 4Q 2017 % Change

GAAP revenues:
Base fees	$567,338	$492,176	15.3%	$558,406	1.6%
Performance fees	6,260	6,114	2.4%	69,433	(91.0%)
Bernstein research services	114,400	112,741	1.5%	119,322	(4.1%)
Distribution revenues	108,004	96,554	11.9%	109,319	(1.2%)
Dividends and interest	28,215	14,056	100.7%	20,139	40.1%
Investments gains (losses)	26,082	25,201	3.5%	23,981	8.8%
Other revenues	27,028	22,365	20.8%	26,508	2.0%
Total revenues	877,327	769,207	14.1%	927,108	(5.4%)
Less: interest expense	9,540	4,290	122.4%	7,967	19.7%
Total net revenues	867,787	764,917	13.4%	919,141	(5.6%)

GAAP operating expenses:
Employee compensation and benefits	343,825	321,748	6.9%	334,082	2.9%
Promotion and servicing
Distribution-related payments	110,154	94,213	16.9%	110,517	(0.3%)
Amortization of deferred sales commissions	6,598	9,079	(27.3%)	6,871	(4.0%)
Trade execution, marketing, T&E and other	54,043	50,368	7.3%	57,281	(5.7%)
General and administrative
General & administrative	121,234	114,221	6.1%	121,094	0.1%
Real estate (credits) charges	(264)	(2)	n/m	(2,732)	(90.3%)
Contingent payment arrangements	53	177	(70.1%)	52	1.9%
Interest on borrowings	2,612	1,868	39.8%	1,966	32.9%
Amortization of intangible assets	6,861	6,933	(1.0%)	6,975	(1.6%)
Total operating expenses	645,116	598,605	7.8%	636,106	1.4%

Operating income	222,671	166,312	33.9%	283,035	(21.3%)

Income taxes	15,825	10,057	57.4%	28,241	(44.0%)

Net income	206,846	156,255	32.4%	254,794	(18.8%)

Net income (loss) of consolidated entities attributable to non-controlling interests	22,650	16,318	38.8%	8,384	170.2%

Net income attributable to AB Unitholders	$184,196	$139,937	31.6%	$246,410	(25.2%)

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

(US $ Thousands)	1Q 2018	1Q 2017	1Q 2018 vs. 1Q 2017 % Change	4Q 2017	1Q 2018 vs. 4Q 2017 % Change

Equity in Net Income Attributable to AB Unitholders	$65,698	$49,666	32.3%	$85,725	(23.4%)
Income Taxes	7,538	5,756	31.0%	7,132	5.7%
Net Income	58,160	43,910	32.5%	78,593	(26.0%)

Additional Equity in Earnings of Operating Partnership (1)	145	176	(17.6%)	209	(30.6%)
Net Income - Diluted	$58,305	$44,086	32.3%	$78,802	(26.0%)
Diluted Net Income per Unit	$0.60	$0.46	30.4%	$0.84	(28.6%)
Distribution per Unit	$0.73	$0.46	58.7%	$0.84	(13.1%)

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	1Q 2018	1Q 2017	1Q 2018 vs. 1Q 2017 % Change	4Q 2017	1Q 2018 vs. 4Q 2017 % Change
AB L.P.
Period-end	269,839,937	268,714,548	0.4%	268,659,333	0.4%
Weighted average - basic	269,184,109	268,479,768	0.3%	265,486,340	1.4%
Weighted average - diluted	269,520,000	269,013,395	0.2%	265,837,495	1.4%
AB Holding L.P.
Period-end	97,643,743	96,473,204	1.2%	96,461,989	1.2%
Weighted average - basic	96,986,828	96,238,424	0.8%	93,288,657	4.0%
Weighted average - diluted	97,322,719	96,772,051	0.6%	93,639,812	3.9%

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | March 31, 2018
($ billions)
Ending and Average	Three Months Ended
	3/31/18	12/31/17
Ending Assets Under Management	$549.5	$554.5
Average Assets Under Management	$557.1	$545.3

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$269.3	$192.9	$92.3	$554.5
Sales/New accounts	14.8	14.9	4.4	34.1
Redemption/Terminations	(14.5)	(14.1)	(2.6)	(31.2)
Net Cash Flows	(3.1)	(2.1)	(0.1)	(5.3)
Net Flows	(2.8)	(1.3)	1.7	(2.4)
Investment Performance	(1.5)	(0.6)	(0.5)	(2.6)
End of Period	$265.0	$191.0	$93.5	$549.5

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$139.4	$54.3	$247.9	$40.4	$9.9	$62.6	$554.5
Sales/New accounts	10.9	—	8.5	2.3	—	12.4	34.1
Redemption/Terminations	(6.7)	(0.1)	(15.2)	(1.5)	(0.1)	(7.6)	(31.2)
Net Cash Flows	(1.3)	(1.4)	(2.9)	—	0.2	0.1	(5.3)
Net Flows	2.9	(1.5)	(9.6)	0.8	0.1	4.9	(2.4)
Investment Performance	0.2	(0.6)	(1.3)	(0.3)	—	(0.6)	(2.6)
End of Period	$142.5	$52.2	$237.0	$40.9	$10.0	$66.9	$549.5

Three-Month Net Flows By Investment Service (Active versus Passive)

	Actively Managed	Passively Managed(1)	Total
Equity	$2.9	$(1.5)	$1.4
Fixed Income	(8.8)	0.1	$(8.7)
Other(2)	4.8	0.1	$4.9
Total	$(1.1)	$(1.3)	$(2.4)

(1) Includes index and enhanced index services.
(2) Includes certain multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$156.7	$106.3	$91.7	$354.7
Non-U.S. Clients	108.3	84.7	1.8	194.8
Total	$265.0	$191.0	$93.5	$549.5

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AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
US $ Thousands, unaudited	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016

Net Revenues, GAAP basis	$867,787	$919,141	$812,150	$802,313	$764,917	$786,256
Exclude:
Impact of adoption of revenue recognition standard ASC 606	77,844	—	—	—	—	—
Distribution-related payments	(110,154)	(110,517)	(106,106)	(100,632)	(94,213)	(93,270)
Amortization of deferred sales commissions	(6,598)	(6,871)	(7,629)	(8,307)	(9,079)	(9,460)
Pass-through fees & expenses	(10,609)	(10,664)	(9,759)	(9,701)	(10,407)	(10,682)
Impact of consolidated company-sponsored investment funds	(36,037)	(16,032)	(23,368)	(25,701)	(22,155)	(8,360)
Long-term incentive compensation-related investment (gains) losses	209	(977)	(2,055)	(1,926)	(2,979)	846
Long-term incentive compensation-related dividends and interest	(93)	(1,515)	(130)	(150)	(158)	(1,212)
Gain on sale of software technology	—	—	(361)	(4,231)	—	—
Adjusted Net Revenues (1)	$782,349	$772,565	$662,742	$651,665	$625,926	$664,118

Operating Income, GAAP basis	222,671	283,035	162,027	162,537	166,312	222,239
Exclude:
Impact of adoption of revenue recognition standard ASC 606	35,156	—	—	—	—	—
Real estate (credits) charges	(264)	(2,732)	18,655	20,747	(2)	(6,941)
Long-term incentive compensation-related items	417	(103)	329	417	68	(252)
Gain on sale of software technology	—	—	(361)	(4,231)	—	—
Acquisition-related expenses	—	—	1,462	25	524	514
Contingent payment arrangements	—	—	(193)	—	—	—
Sub-total of non-GAAP adjustments	35,309	(2,835)	19,892	16,958	590	(6,679)
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	22,650	8,384	16,526	17,169	16,318	6,697
Adjusted Operating Income	$235,330	$271,816	$165,393	$162,326	$150,584	$208,863

Operating Margin, GAAP basis excl. non-controlling interests	23.0%	29.9%	17.9%	18.1%	19.6%	27.4%

Adjusted Operating Margin (1)	30.1%	35.2%	25.0%	24.9%	24.1%	31.5%

(1) Prior period adjusted net revenues and operating margin have been revised due to a GAAP reclassification of certain promotion and servicing expenses that impacted adjusted revenues previously presented.

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ Thousands except per Unit amounts, unaudited	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Net Income - Diluted, GAAP basis	$58,305	$78,802	$43,314	$41,878	$44,086	$72,963
Impact on net income of AB non-GAAP adjustments	12,271	(599)	4,960	5,637	197	(9,761)
Adjusted Net Income - Diluted	$70,576	$78,203	$48,274	$47,515	$44,283	$63,202

Diluted Net Income per Holding Unit, GAAP basis	$0.60	$0.84	$0.46	$0.43	$0.46	$0.77
Impact of AB non-GAAP adjustments	0.13	—	0.05	0.06	—	(0.10)
Adjusted Diluted Net Income per Holding Unit	$0.73	$0.84	$0.51	$0.49	$0.46	$0.67

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AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

On January 1, 2018, we recorded a cumulative effect adjustment, net of tax, of a $35 million increase to partners’ capital in the condensed consolidated statement of financial condition. This amount represents carried-interest distributions of $78 million previously received, net of revenue sharing payments to investment team-members of $43 million, with respect to which it is probable that significant reversal will not occur. These amounts are included in adjusted net revenues and adjusted operating income in the first quarter of 2018.

Adjusted Net Revenues
Adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees do not affect operating income, but they do affect our operating margin. As such, we exclude these fees from adjusted net revenues.

We adjust for the revenue impact of consolidating company-sponsored investment funds by eliminating the consolidated company-sponsored investment funds' revenues and including AB's fees from such consolidated company-sponsored investment funds and AB's investment gains and losses on its investments in such consolidated company-sponsored investment funds that were eliminated in consolidation.

Adjusted net revenues exclude investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments.

Lastly, in 2017 we excluded a cumulative realized gain of $4.6 million on the exchange of software technology for an ownership stake in a third party provider of financial market data and trading tools.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) real estate charges (credits), (2) acquisition-related expenses, (3) the impact on net revenues and compensation expense of the investment gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, and (4) the impact of consolidated company-sponsored investment funds, and includes the revenues and expenses associated with the implementation of ASC 606 discussed above and (5) the gain on the sale of software technology during 2017.

Real estate charges (credits) have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested as of year-end 2012 and the investments have been delivered to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the market exposure of these investments in the calculation of adjusted operating income and adjusted

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operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

We adjusted for the operating income impact of consolidating certain company-sponsored investment funds by eliminating the consolidated company-sponsored funds' revenues and expenses and including AB's revenues and expenses that were eliminated in consolidation. We also excluded the limited partner interests we do not own.

A realized gain on the exchange of software technology for an ownership stake in a third party company during 2017 has been excluded due to its non-recurring nature and because it is not part of our core operating results.

Adjusted Operating Margin

Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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